Exhibit 1.1

PENNANTPARK INVESTMENT CORPORATION

$75,000,000 Aggregate Principal Amount of 5.50% Notes due 2024

UNDERWRITING AGREEMENT

September 24, 2019

Keefe, Bruyette & Woods, Inc.

Morgan Stanley & Co. LLC

As Representatives of the Several Underwriters

c/o

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, New York 10019

c/o

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

PennantPark Investment Corporation, a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom Keefe, Bruyette & Woods, Inc. and Morgan Stanley & Co. LLC shall act as joint book-running managers (the “Representatives”), $75,000,000 aggregate principal amount of 5.50% Notes due 2024 (the “Notes”). The Company also proposes to issue and sell to the several Underwriters not more than an additional $11,250,000 aggregate principal amount of 5.50% Notes due 2024 (the “Additional Notes”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase pursuant an overallotment option such notes granted to the Underwriters in Section 1 hereof. The Notes and the Additional Notes are hereinafter collectively referred to as the “Securities.”

The Securities will be issued under an indenture dated as of January 22, 2013 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture to be dated as of September 27, 2019 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”). The Securities will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”), pursuant to a blanket letter of representations between the Company and DTC. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-230014) relating to the Securities. The registration statement, as amended by pre-effective amendment No. 1, filed by the Company with the Commission on April 12, 2019, and as it may have heretofore been amended subsequently at the time it became effective, including all documents filed as a part thereof, and all documents incorporated or deemed to be incorporated therein by reference pursuant to the Small Business Credit Availability Act (the “SBCAA”) or the rules of the Commission promulgated thereunder or otherwise, and including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B or Rule 430C and Rule 497 promulgated under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is hereinafter referred to as the “Registration Statement.” The prospectus, dated as of April 12, 2019, included in the Registration Statement at the time it became effective on April 29, 2019 (including all documents incorporated or deemed to be incorporated therein by reference pursuant to the SBCAA or the rules of the Commission promulgated thereunder or otherwise, and the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B or Rule 430C and Rule 497 under the Act), in the form in which it was distributed, is hereinafter referred to as the “Base Prospectus”; the prospectus supplement dated September 24, 2019 filed with the Commission pursuant to Rule 497 under the Act is hereinafter referred to as the “Pricing Prospectus Supplement” (and, together with the Base Prospectus, the “Pricing Prospectus”). The prospectus supplement to be filed with the Commission pursuant to Rule 497 under the Act after the Applicable Time (as defined below) and to be used to confirm sales is hereinafter referred to as the “Prospectus Supplement” (and together with the Base Prospectus, the “Prospectus”); certain information relating to the pricing of the Securities omitted from the Pricing Prospectus that will be included in the Prospectus Supplement and set forth on Schedule B hereto is hereinafter referred to as the “Pricing Information.” All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the Pricing Prospectus Supplement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the SBCAA or the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 497 under the Act or such other rule under the Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act (as defined below) which is or is deemed to be incorporated by reference in or otherwise deemed under the SBCAA or the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

A Notification of Election to be subject to Sections 55 through 65 of the Investment Company Act of 1940 was filed with the Commission on Form N-54A (File No. 814-00743) (the “Notification of Election”) on April 19, 2007 pursuant to Section 54(a) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”). As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

The Company has entered into an amended and restated investment advisory and management agreement, dated as of April 12, 2019 (the “Investment Advisory Agreement”), with PennantPark Investment Advisers, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Company has entered into an administration agreement, dated as of April 17, 2007, as renewed in February 2019 (the “Administration Agreement”), with PennantPark Investment Administration, LLC, a Delaware limited liability company (the “Administrator”).

The Company, the Adviser, the Administrator and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company at the price (the “Purchase Price”) to be paid by the several Underwriters set forth in Schedule A hereto, the aggregate principal amount of Securities set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof. The Company is advised by the Representatives that the Underwriters propose to make public offering of their respective portions of the Securities as soon after this Agreement has become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Securities are to be offered to the public from time to time, in one or more negotiated transactions, at prices that may be different than par. These sales may occur at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Notes to be purchased by each of them, all or a portion of the Additional Notes as may be necessary to cover overallotments made in connection with the offering of the Notes, at the same purchase price to be paid by the Underwriters to the Company for the Notes (without giving effect to any accrued interest from the time of purchase to the additional time of purchase, as those terms are defined herein) solely to cover overallotments made in connection with the offering of the Notes. This overallotment option may be exercised by the Representatives on behalf of the several Underwriters in whole or from time to time in part at any time (but not more than twice) on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate principal amount of Additional Notes as to which the overallotment option is being exercised, and the date and time when the Additional Notes are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor later than three business days after the date of such notice. The aggregate principal amount of Additional Notes to be sold to each Underwriter shall be the aggregate principal amount which bears the same proportion to the aggregate principal amount of Additional Notes being purchased as the number of Notes set forth opposite the name of such Underwriter on Schedule A hereto bears to the total aggregate principal amount of Notes, subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Securities shall be made to the Company by Federal Funds wire transfer, against delivery of the Securities to you through the facilities of DTC for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on September 27, 2019 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Securities shall be made to you at the time of purchase in such names and in such denominations as you shall specify. Payment of the purchase price for the Additional Notes shall be made at the additional time of purchase, if any, in the same manner and at the same office as the payment for the Notes. Electronic transfer of the Additional Notes shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Securities shall be made at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, N.Y. 10036 at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Securities.

3. Representations and Warranties of the Company, the Adviser and the Administrator. The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Pricing Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Notification of Election was filed with the Commission on April 19, 2007 under the Investment Company Act; the Pricing Prospectus taken together with the Pricing Information, as of the date and time that this Agreement is executed and delivered by the parties hereto (the “Applicable Time”), and at the time of purchase and the additional time of purchase, if any, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, and complies and will comply, when the Prospectus is first filed in accordance with Rule 497 under the Act and at the time of purchase and any additional time of purchase, in all material respects with the applicable requirements of the Act and the Investment Company Act and the Prospectus (and any supplements thereto), as of the date it is first filed in accordance with Rule 497 under the Act and at the time of purchase and any additional time of purchase, will comply in all material respects with the applicable requirements of the Act and the Investment Company Act; the Registration Statement did not, when it became effective, does not and will not, when the Prospectus is first filed in accordance with Rule 497 under the Act and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus (and any supplements thereto) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company, the Adviser and the Administrator make no warranty or representation with respect to any statement or omission contained in the Registration Statement, the Pricing Prospectus, or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter to the Company expressly for use therein. No statement of a material fact included in the Prospectus has been omitted from the Pricing Prospectus, when considered together with the Pricing Information, and no statement of material fact included in the Pricing Prospectus, when considered together with the Pricing Information, that is required to be included in the Prospectus will be omitted therefrom; the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Pricing Prospectus and the Prospectus; any materials or information provided to investors by, or with the approval of, the Company in connection with the offering of the Securities (“Marketing Materials”), including any Road Show Materials (as defined below) or investor presentations made to investors by the Company (whether in person or electronically), when considered together with the Pricing Prospectus, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii), (iii) and (iv) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Registration Statement, (iii) the Pricing Prospectus, (iv) the Prospectus, and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Pricing Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Applicable Time, did not, and at the time of purchase and any additional time of purchase will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(c) The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d) as of the Applicable Time, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Pricing Prospectus and the Prospectus entitled “Capitalization” and, as of the time of purchase and any additional time of purchase, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As adjusted for the offering” in the section of the Prospectus entitled “Capitalization” (subject, in the case of the time of purchase and in the event that the time of purchase and an additional time of purchase occur concurrently, to the issues of the Additional Notes, and subject, in the case of any additional time of purchase, to the issuance of the Additional Notes, as well as to the issuance of any shares pursuant to the Company’s dividend reinvestment plan); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right or right of first refusal;

(e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, the Prospectus and the Registration Statement, and to execute and deliver this Agreement, the Indenture and the Securities;

(f) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, financial condition, results of operation or prospects of the Company and its subsidiaries PennantPark Investment Funding I, LLC, PennantPark SBIC II LP, PennantPark SBIC GP II, LLC, PNNT Alabama Holdings Inc., PNNT Cascade Environmental Holdings, LLC, PNNT CI (GALLS) Prime Investment Holdings, LLC, PNNT Investment Holdings, LLC, PNNT New Gulf Resources, LLC, PNNT ecoserve, LLC, AKW Holdings Limited, RAM Energy Holdings LLC, and Superior Digital Displays, LLC (each a “Subsidiary” and collectively the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”);

(g) the Company has no subsidiary that is a significant subsidiary of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Act; the Company has no subsidiary (as defined in the Act) other than the Subsidiaries; each of the Subsidiaries has been duly organized, is validly existing as a Delaware limited partnership, a Delaware limited liability company or a Delaware corporation, as the case may be, is in good standing under the laws of the jurisdiction in which it was organized, and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus, the Prospectus and the Registration Statement, as applicable; complete and correct copies of the articles of incorporation, certificate of formation, certificate of limited partnership, limited liability company operating agreement, limited partnership agreement and bylaws, as applicable, of each of the Company and of the Subsidiaries, and all amendments thereto through the date hereof, have been delivered to you; the Company, either directly or through a wholly-owned subsidiary, owns all of the outstanding equity interests of the Subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties. PNNT Alabama Holdings Inc. does not employ any persons or conduct any business;

(h) the Subsidiaries are duly qualified to do business as a foreign entity and are in good standing in each jurisdiction where the ownership or leasing of their respective properties or the conduct of their respective business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect;

(i) the Indenture (including the Third Supplemental Indenture) has been duly authorized, and at the time of purchase, will be executed and delivered by the Company and when duly authorized, executed and delivered by the Trustee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”);

(j) the Securities have been duly authorized for sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture relating thereto; and the Securities and the Indenture will conform in all material respects to the statements relating thereto contained in the Pricing Prospectus and the Prospectus;

(k) this Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company, in accordance with their terms, provided, however, that each of the Company, the Adviser and the Administrator makes no representation or warranty with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or to enforceability of any obligations that may be limited the Enforceability Exceptions;

(l) neither the Company nor any Subsidiary is (i) in violation of its charter, by-laws, certificate of formation, limited liability company operating agreement, or other organizational documents of the Company or any Subsidiary, as applicable, or (ii) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (iii) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would not have a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement, the Indenture (including the Third Supplemental Indenture) and the Securities and the consummation of the transactions contemplated hereby will not (i) violate the charter, by-laws or other organizational documents of the Company, or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would not have a Material Adverse Effect and, with respect to clause (iii), to the extent such contravention would not have a Material Adverse Effect on the ability of the Company to consummate the offering and sale of Securities or any transaction contemplated by this Agreement or the Pricing Prospectus;

(m) no approval, authorization, consent or order of or filing with any governmental or regulatory body or agency is required in connection with the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, the Indenture and the Securities other than (i) registration of the Securities under the Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters, and (iii) in connection with the listing of the Securities on the Nasdaq Global Select Market (“Nasdaq”);

(n) except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities, and (ii) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;

(o) each of the Company and each of the Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to obtain such consent would not have a Material Adverse

Effect; neither the Company nor any Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(p) all legal proceedings, government proceedings known to the Company, affiliate transactions, consents, licenses, agreements, leases or documents of a character required to be described in the Pricing Prospectus and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(q) except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no legal actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or the Subsidiaries, or any of their respective directors, managing members or officers is a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Company or the Subsidiaries, as the case may be, have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(r) RSM US LLP, formerly McGladrey LLP, whose report on the audited consolidated statement of assets and liabilities of the Company is filed with the Commission as part of, or incorporated by reference in, the Prospectus, is an independent registered public accounting firm as required by the Act;

(s) the financial statements of the Company included or incorporated by reference in the Pricing Prospectus, the Prospectus and the Registration Statement, together with the related notes, present fairly the financial position and results of operations of the Company as of the dates indicated and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company); such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made (except, in each case, as may be permitted by the rules and regulations of the Commission); and the selected financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; there are no financial statements that are required to be included in the Pricing Prospectus, the Prospectus and the Registration Statement that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Pricing Prospectus, the Prospectus and the Registration Statement; and all disclosures contained in the Pricing Prospectus, the Prospectus and the Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(t) subsequent to the date of the Registration Statement, the Pricing Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition, prospects or results of operations of the Company or the Subsidiaries.

(u) each of the Company and of the Subsidiaries is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not be required to register as an “investment company” and is not an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(v) each of the Company and of the Subsidiaries owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pricing Prospectus and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any Subsidiary has received notice or is otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or of any Subsidiary, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect;

(w) the Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(x) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(y) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(z) the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(aa) neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities; provided, that any action in connection with the Company’s distribution reinvestment plans will not be deemed a violation of this Section 3(aa);

(bb) the statistical and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(cc) to the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of the Company’s officers, directors or securityholders, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus;

(dd) as required by the Financial Crimes Enforcement Network within the U.S. Department of the Treasury, the Company has delivered to the Representatives, on or prior to the date of execution of this Agreement, such beneficial ownership certifications and information as the Representatives may have requested, together with copies of identifying documentation, and the Company undertakes to provide such additional information and supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification;

(ee) the terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder;

(ff) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;

(gg) except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder, and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;

(hh) the Company has elected to be regulated as a business development company under the Investment Company Act and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor, to the best of the Company’s knowledge, have the proceedings to effectuate such withdrawal been initiated or threatened by the Commission; all required action has or will have been taken by the Company under the Act to make the public offering and consummate the sale of the Securities as provided in this Agreement; the provisions of the corporate charter and by-laws of the Company comply in all material respects with the requirements of the Investment Company Act applicable to business development companies;

(ii) the operations of the Company are in compliance in all material respects with the provisions of the Act and the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder, except as such will not result, individually or in the aggregate, in a Material Adverse Effect; provided, that the Company does not represent or warrant as to the compliance of Section 9(a)(2) hereof with Section 17(i) of the Investment Company Act;

(jj) the Company and, to its knowledge, its directors and officers (in such capacity) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Commission’s published rules promulgated thereunder;

(kk) (i) each of the Company and of the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and (ii) the Company has elected to be treated, and operates its business so as to qualify, as a regulated investment company under Subchapter M of the Code;

(ll) the operations of the Company and each of the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and each of the Subsidiaries conducts business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or any of the Subsidiaries, threatened;

(mm) neither the Company, any Subsidiary, any director, officer or employee of the Company or any Subsidiary nor, to the knowledge of the Company, any affiliate of the Company or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation thereunder, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit;

(nn) neither the Company, any Subsidiary, any director, officer or employee of the Company or any Subsidiary nor, to the knowledge of the Company, any affiliate or agent of the Company or any Subsidiary is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of applicable sanctions laws, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”) in violation of applicable law; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture party or other person or entity, (i) for the purpose of financing the activities of or with any person or entity, or in any country or territory that, at the time of such financing is the subject of any sanctions administered by OFAC, (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of applicable law or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriting, advisor, investor or otherwise) of applicable sanctions laws. Neither the Company nor any of its Subsidiaries have knowingly engaged in, nor are they now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of applicable sanctions laws or with any Sanctioned Country, except as permitted by applicable law;

(oo) The Company is not and was not an ineligible issuer as defined under the Act, at the times specified in the Act in connection with the offering of the Securities; and

(pp) The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

In addition, any certificate signed by any duly appointed officer of the Company, the Advisor or the Administrator, as applicable, and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, the Adviser or the Administrator, as applicable, as to matters covered thereby to each Underwriter.

4. Additional Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, further represent and warrant to the Underwriters that:

(a) each of the Adviser and the Administrator has been duly formed and is validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus, the Prospectus and the Registration Statement and to execute and deliver this Agreement; the Adviser has full power and authority to execute and deliver the Investment Advisory Agreement; the Administrator has full power and authority to execute and deliver the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, capitalization or regulatory status of such entity, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory Agreement or the Administration Agreement, as applicable (collectively, an “Adviser/Administrator Material Adverse Effect”);

(b) the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

(c) there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Adviser and the Administrator, threatened to which either the Adviser or the Administrator or any of their officers, partners or members are or would be a party or of which any of their properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Adviser or the Administrator, as the case may be (A) have, individually or in the aggregate, an Adviser/Administrator Material Adverse Effect, or (B) prevent the consummation of the transactions contemplated hereby;

(d) neither the Adviser nor the Administrator is (i) in violation of its limited liability company operating agreement or (ii) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator, as the case may be, is a party or (iii) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Adviser or the Administrator, as applicable, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would not have an Adviser/Administrator Material Adverse Effect; and the execution, delivery and performance of this Agreement, and with respect to the Adviser only, the Investment Advisory Agreement, and with respect to the Administrator only, the Administration Agreement, and consummation of the transactions contemplated hereby and thereby, will not (i) violate the limited liability company operating agreement of the Adviser or the Administrator, as applicable, or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator, as the case may be, is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Adviser or the Administrator, as applicable, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would not have an Adviser/Administrator Material Adverse Effect;

(e) the execution, delivery and performance of this Agreement, and with respect to the Adviser only, the Investment Advisory Agreement, and with respect to the Administrator only, the Administration Agreement, and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach of violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) its limited liability company operating agreement, (ii) other organizational documents of the Adviser or the Administrator, (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator is a party or (iv) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Adviser or the Administrator, as the case may be, except, with respect to clauses (iii) and (iv), to the extent that any such contravention would not have an Adviser/Administrator Material Adverse Effect;

(f) this Agreement has been duly authorized, executed and delivered by the Adviser and the Administrator; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser; and the Administration Agreement has been duly authorized, executed and delivered by the Administrator; this Agreement, the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and the Administrator, respectively; provided, however, that neither the Adviser nor the Administrator makes any representation or warranty with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or enforceability of any obligations that may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(g) the descriptions of the Adviser and the Administrator contained in the Pricing Prospectus, the Prospectus and the Registration Statement are true, accurate and complete in all material respects;

(h) each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Pricing Prospectus, the Prospectus and the Registration Statement and under this Agreement and, with respect to the Adviser only, the Investment Advisory Agreement and, with respect to the Administrator only, the Administration Agreement;

(i) subsequent to the date of the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition, capitalization, prospects or regulatory status of the Adviser or the Administrator, or that would otherwise prevent the Adviser or the Administrator from carrying out its respective obligations under the Investment Advisory Agreement or the Administration Agreement, as appropriate;

(j) each of the Adviser and the Administrator has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents would not have an Adviser/Administrator Material

Adverse Effect; neither the Adviser nor the Administrator is in violation of, or in default under, nor has the Adviser or the Administrator received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser or the Administrator, except where such revocation or modification would not, individually or in the aggregate, have an Adviser/Administrator Material Adverse Effect;

(k) neither the Adviser, the Administrator, nor, to the knowledge of the Adviser or the Administrator, any of their respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities;

(l) the Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive, key employee or significant group of employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser, except where such termination or violation would not have an Adviser/Administrator Material Adverse Effect;

(m) the Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(n) the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(o) the operations of the Adviser and the Administrator have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or the Administrator with respect to Anti-Money Laundering Laws is pending or, to the best knowledge of the Adviser and the Administrator, threatened;

(p) neither the Adviser, the Administrator or any director, officer or employee of the Adviser or the Administrator nor, to the knowledge of the Adviser and the Administrator, any affiliate of the Adviser or the Administrator has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation thereunder, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and

(q) neither the Adviser, the Administrator or any director, officer or employee of the Adviser or the Administrator nor, to the knowledge of the Adviser and the Administrator, any affiliate or agent of the Adviser or the Administrator is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), nor is the Adviser or the Administrator located, organized or resident in a Sanctioned Country in violation of applicable law; and neither the Adviser nor the Administrator will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture party or other person or entity, (i) for the purpose of financing the activities of or with any person or entity, or in any country or territory that, at the time of such financing is the subject of any sanctions administered by OFAC, (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of applicable law or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriting, advisor, investor or otherwise) of applicable sanctions laws. Neither the Adviser nor the Administrator has knowingly engaged in, nor is it now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of applicable sanctions laws or with any Sanctioned Country, except as permitted by applicable law.

5. Certain Covenants of the Company, the Adviser and the Administrator. The Company agrees, and the Adviser and the Administrator, jointly and severally, agree:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to use its best efforts to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Securities; provided, that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a consent to the service of process under the laws of any such jurisdiction (except a limited consent to service of process with respect to the offering and sale of the Securities); and to advise you promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters as soon as reasonably practicable after the pricing of the Securities and thereafter from time to time furnish to the Underwriters as many copies of the Pricing Prospectus and the Prospectus (or of the Pricing Prospectus and the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the date of the Pricing Prospectus) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Securities, the Company will prepare, at the requesting Underwriter’s expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) that if, at the time of this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Securities may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 497 under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise you promptly, and, if requested, confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing (unless such filing is required to maintain compliance with the Act or the Investment Company Act), and to file with the Commission within the applicable period specified in Rule 497(h) under the Act any prospectus required to be filed pursuant to such Rule;

(e) to furnish to the Representatives a copy of all promotional materials (including “road show slides” or “road show scripts”) prepared by the Company or the Adviser for use in connection with the offering and sale of the Securities (the “Road Show Materials”) and not to use or refer to any such materials to which the Representatives reasonably object;

(f) to furnish to you and to each of the other Underwriters, only to the extent not otherwise available on the Commission’s EDGAR system, for a period of one year from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on

Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed or quoted and (iv) such other information as you may reasonably request regarding the Company;

(g) to furnish to you as early as practicable prior to the time of purchase and each additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof; provided, however, that this requirement to furnish any such information shall be subject to compliance with applicable law;

(h) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(i) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Securities is required to be delivered under the Act which could require the making of any change in the Pricing Prospectus (prior to availability of the Prospectus), or the Prospectus then being used, so that the Pricing Prospectus, together with the Pricing Information (prior to availability of the Prospectus), or the Prospectus, as applicable, does not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare, at the Company’s expense, and thereafter, at the Underwriters’ expense, and furnish to the Underwriters promptly such amendments or supplements to such Pricing Prospectus (prior to availability of the Prospectus), or Prospectus as may be necessary to reflect any such change;

(j) that, as soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

(k) the Company will promptly deliver to each Underwriter and Ropes & Gray LLP, counsel for the Underwriters, a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith;

(l) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Pricing Prospectus and the Prospectus;

(m) the Company will use its best efforts to maintain its status as a business development company; provided, however, that the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision;

(n) that the Company will use its best efforts to maintain its qualification and election as a regulated investment company under Subchapter M of the Code for each full fiscal year during which it is a business development company under the Investment Company Act; provided, that, at the discretion of the Company’s board of directors, the Company may elect not to be so treated;

(o) to pay all costs, expenses, fees and taxes incident to the performance of its obligations hereunder, including (i) the preparation and filing of the Registration Statement, the Pricing Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of the Pricing Prospectus and the Prospectus to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities, including the fees, disbursements and expenses of the Company’s counsel and accountants incurred in connection therewith, and any transfer or other taxes payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) all fees and expenses in connection with listing the Securities on Nasdaq, (v) any fees charged by rating agencies for rating the Securities, (vi) any filing for review of the public offering of the Securities by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) attending or hosting meetings with prospective purchasers of the Securities, including all travel expenses of the Company’s officers, directors, employees and affiliates and any other expense of the Company incurred in connection therewith, (viii) the fees and expenses of the Trustee and any transfer agent, registrar or depositary with respect to the Securities, (ix) the expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC and (x) the performance of the Company’s other obligations hereunder which are not specifically provided for in this Section 5(o). It is understood, however, that except as provided in this Section, Section 8 and Section 9, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable in respect of any of the Securities, and any advertising expenses connected with any offers they may make. It is further understood that, in accordance with Rule 5110(f)(2)(D) of the Corporate Financing Rule of FINRA, in the event this Agreement is terminated, the Underwriters will be reimbursed, subject to Section 8, only for actual accountable out-of-pocket expenses which they have incurred in connection with the transactions contemplated by this Agreement;

(p) that the Company shall not, and shall cause its Subsidiaries not to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Act with respect to any of the foregoing for a period of 30 days after the date hereof, without the prior written consent of the Representatives, which may not be unreasonably withheld. The foregoing sentence shall not apply to the registration of the Securities and the sales to the Underwriters pursuant to this Agreement;

(q) to cooperate with the Representatives and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC; and

(r) to use its best efforts to (i) effect, within 30 days of the time of purchase, the listing of the Securities on Nasdaq and (ii) maintain the listing of the Securities on Nasdaq.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator on the date hereof and at the time of purchase and, if applicable, at each additional time of purchase, the performance by the Company, the Adviser and the Administrator of each of its obligations hereunder and to the following additional conditions precedent:

(a) You shall have received at the time of purchase and, if applicable, at each additional time of purchase, an opinion of Dechert LLP, outside counsel for the Company, the Adviser and the Administrator, addressed to the Underwriters, and dated the time of purchase or the applicable additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriters. The opinion of Dechert LLP described in this Section 6(a) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(b) You shall have received at the time of purchase and, if applicable, at each additional time of purchase, an opinion of Venable LLP, special counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the applicable additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriters. The opinion of Venable LLP described in this Section 6(b) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(c) You shall have received on the date hereof, at the time of purchase and, if applicable, at each additional time of purchase, letters from RSM US LLP, addressed to the Underwriters (with reproduced copies for each of the Underwriters), and dated, respectively, the date of this Agreement, the time of purchase and, if applicable, each additional time of purchase, in the forms heretofore approved by the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference in, the Registration Statement, the Pricing Prospectus and the Prospectus.

(d) You shall have received at the time of purchase and, if applicable, at each additional time of purchase, the favorable opinion of Ropes & Gray LLP, counsel for the Underwriters, and dated the time of purchase or the applicable additional time of purchase, as the case may be, with respect the sale of the Securities and other related matters as the Underwriters may require.

(e) Prior to the time of purchase and, if applicable, each additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or, to the Company’s knowledge, proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, as then amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(f) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company, the Subsidiaries or the Adviser, taken as a whole, shall occur or become known.

(g) Each of the Company, the Adviser and the Administrator will, at the time of purchase and each additional time of purchase, as applicable, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer or its Managing Member, as applicable, in the form attached as Exhibit A hereto.

(h) The Company and the Trustee shall have executed and delivered the Indenture, the Third Supplemental Indenture and the Securities.

(i) There shall not have been any decrease in the rating of any debt of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

(j) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Pricing Prospectus and the Prospectus as of the time of purchase and, if applicable, each additional time of purchase, as you may reasonably request.

7. Termination. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of any of the Representatives, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, prospects or results of operations of the Company or the Adviser, taken as a whole, which would, in any of the Representatives’ judgment or in the judgment of any group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, or (y) since execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in any of the Company’s securities; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in any of the Representatives’ judgment or in the judgment of any group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Securities to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the aggregate principal amount of Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Securities, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Securities they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Securities set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Securities hereunder unless all of the Securities are purchased by the Underwriters (or by substituted underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new underwriter or underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any underwriter substituted under this Section 8 with like effect as if such substituted underwriter had originally been named as an Underwriter in Schedule A.

If the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total aggregate principal amount of Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day-period stated above for the purchase of all the Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter (except as provided in Section 9) and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) (1) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Act that is involved in the Offering, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Pricing Prospectus together with the Pricing Information, any Marketing Materials or the Prospectus (as amended or supplemented by the Company), or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in either the Registration Statement, the Pricing Prospectus together with the Pricing Information, any Marketing Materials or the Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Pricing Prospectus together with the Pricing Information, any Marketing Materials or the Prospectus or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Pricing Prospectus together with the Pricing Information, any Marketing Materials or the Prospectus or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein.

(2) The Adviser and the Administrator, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and each other person specified in subsection (a)(1) of this Section 9 from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) any such Underwriter or any such other person may incur as specified in such subsection, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Pricing Prospectus, any Marketing Materials or the Prospectus (as amended or supplemented by the Company) regarding the Adviser or the Administrator or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in either the Registration Statement, the Pricing Prospectus, any Marketing Materials or the Prospectus or necessary to make the statements made therein not misleading or (y) any untrue statement or alleged untrue statement made by the Adviser or the Administrator in Section 4 hereof.

(3) If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company, the Adviser or the Administrator, as appropriate, pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company, the Adviser or the Administrator, as appropriate, in writing of the institution of such Proceeding and the Company, the Adviser or the Administrator, as appropriate, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company, the Adviser or the Administrator, as appropriate, shall not relieve the Company, the Adviser or the Administrator, as appropriate, from any liability which the Company, the Adviser or the Administrator, as appropriate, may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company, the Adviser or the Administrator, as appropriate, in connection with the defense of such Proceeding or the Company, the Adviser or the Administrator, as appropriate, shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company, the Adviser or the Administrator, as appropriate (in which case the Company, the Adviser or the Administrator, as appropriate, shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, the Adviser or the Administrator, as appropriate, and paid as incurred (it being understood, however, that the Company, the Adviser or the Administrator, as appropriate, shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Each of the Company, the Adviser or the Administrator, as appropriate, shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with the written consent of the Company, the Adviser or the Administrator, as appropriate, the Company, the Adviser or the Administrator, as appropriate, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company, the Adviser and the Administrator, their directors, partners and officers, and any person who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, the Company, the Adviser or the Administrator, or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Pricing Prospectus together with the Pricing Information or the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Pricing Prospectus together with the Pricing Information or the Prospectus or necessary to make such information not misleading, it being understood and agreed that the only such information is that set forth in Section 10.

If any Proceeding is brought against the Company, the Adviser, the Administrator, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Adviser, the Administrator, or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Adviser, the Administrator, or any such person or otherwise. The Company, the Adviser, the Administrator, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Adviser, the Administrator, or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter, but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator, on the one hand, and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Administrator, on the one hand, and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Company, the Adviser and the Administrator, on the one hand, and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company, the Adviser and the Administrator contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or any affiliate of any Underwriter within the meaning of Rule 405 under the Act that is involved in the Offering, or any successors or assigns of all of the foregoing persons, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company, the Adviser, the Administrator and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, the Adviser or the Administrator, against any of the Company’s officers or directors, the Adviser and the Administrator or their partners or officers in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, the Pricing Prospectus or the Prospectus.

10. Information Furnished by the Underwriters. The Company acknowledges that (i) the statements regarding delivery of the Securities set forth in the third sentence of the seventh paragraph of the cover page and in the second sentence of the fourth paragraph under the heading “Underwriting,” (ii) the names of the underwriters set forth in the table following the first paragraph under the heading “Underwriting, (iii) the sentences relating to concessions, and (iv) the sentences related to stabilization and syndicate covering transactions in the Pricing Prospectus and the Prospectus constitute the only information furnished by or on behalf of the several Underwriters for inclusion in the Pricing Prospectus and the Prospectus.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to each of Keefe, Bruyette & Woods LLC, 787 Seventh Avenue, New York, NY 10019, with a copy to the Legal Department, and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and a copy, which shall not constitute notice, to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, attention of Paul Tropp, Esq.; and, if to the Company, the Adviser or the Administrator, shall be sufficient in all respects if delivered or sent to the Company, the Adviser or the Administrator at the offices of the Company at 590 Madison Avenue, 15th Floor, New York, NY 10022, facsimile no. (212) 905-1075, Attention: Arthur Penn.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the applicability or effect of conflict of law principles or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company, the Adviser and the Administrator consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company, the Adviser and the Administrator hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Representatives or any indemnified party. Each of the Representatives, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and the Administrator waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company, the Adviser and the Administrator agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, the Adviser and the Administrator, as appropriate, and may be enforced in any other courts to the jurisdiction of which the Company, the Adviser and the Administrator, as appropriate, is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof, the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Adviser and the Administrator and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Adviser’s and the Administrator’s and any of the Underwriters’ respective businesses and/or assets.

17. Acknowledgement. Each of the Company, the Adviser and the Administrator acknowledges and agrees that (i) the sale through the Underwriters of any Securities pursuant to this Agreement, including the determination of the price of the Securities and any related compensation, discounts or commissions, is an arm’s-length commercial transaction between the Company, the Adviser and the Administrator, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering of the Securities and the process leading to such transactions each Underwriter will act solely as an agent and not as a fiduciary of the Company, the Adviser or the Administrator, or any of their respective stockholders, members, creditors or employees, or any other party, (iii) no Underwriter will assume an advisory or fiduciary responsibility in favor of the Company, the Adviser or the Administrator with respect to the offering of Securities contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Adviser or the Administrator on other matters) and no Underwriter will have any obligation to the Company, the Adviser or the Administrator with respect to the offering of Securities except the obligations expressly set forth herein, (iv) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Adviser and the Administrator and (v) no Underwriter has provided and no Underwriter will provide any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Company, the Adviser and the Administrator has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

18. Recognition of the U.S. Special Resolution Regime

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

PENNANTPARK INVESTMENT CORPORATION

By:	/s/ Arthur H. Penn
Name: Arthur H. Penn
Title: Chief Executive Officer

PENNANTPARK INVESTMENT ADVISERS, LLC

By:	/s/ Arthur H. Penn
Name: Arthur H. Penn
Title: Managing Member

PENNANTPARK INVESTMENT ADMINISTRATION, LLC

By:	/s/ Arthur H. Penn
Name: Arthur H. Penn
Title: Managing Member

Accepted and agreed to as of the date first above written:

Representatives

Acting severally on behalf of themselves and the several Underwriters named in Schedule A hereto

By: KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Allen G. Laufenberg
Name: Allen G. Laufenberg
Title: Managing Director

By: MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez
Name: Hector Vazquez
Title: Vice President

SCHEDULE A

The Purchase Price for the Securities to be paid by the several Underwriters shall be 97.00% of the aggregate principal amount thereof.

Underwriter	Principal Amount of Notes to be Purchased
Keefe, Bruyette & Woods, Inc.	$27,120,000
Morgan Stanley & Co. LLC	27,120,000
BB&T Capital Markets, a division of BB&T Securities LLC	6,127,500
Janney Montgomery Scott LLC	6,127,500
Ladenburg Thalmann & Co. Inc.	6,127,500
Maxim Group LLC	2,377,500

Total	$75,000,000

SCHEDULE B

1.	The aggregate principal amount of the Notes is $75,000,000.

2.	The purchase price for the Notes to be paid by the several Underwriters shall be 97.00% of the aggregate principal amount thereof.

3.	The interest rate is 5.50%.

4.

Pricing Term Sheet, dated September 24, 2019, filed with the Commission on September 24, 2019 pursuant to Rule 497(a) (as Rule 484ad) and included in this Schedule B, containing terms governing the Securities.

Pricing Terms

PENNANTPARK INVESTMENT CORP.

$75,000,000

5.50% Notes Due 2024

Pricing Term Sheet

September 24, 2019

The following sets forth the final terms of the 5.50% Notes due 2024 (the “Notes”) and should only be read together with the preliminary prospectus supplement dated September 24, 2019, together with the accompanying prospectus dated April 29, 2019, relating to these securities (the “Preliminary Prospectus”) and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	PennantPark Investment Corp. (the “Company”)

Title of the Securities:	5.50% Notes due 2024

Expected Rating:*	Egan Jones Rating Company:

Initial Aggregate Principal Amount Being Offered:	$75,000,000

Over-Allotment Option:	$11,250,000 aggregate principal amount of Notes within 30 days of the date hereof solely to cover over-allotments, if any.

Issue Price:	$25.00**

Principal Payable at Maturity:	100% of the aggregate principal amount; the principal amount of each Note will be payable on its stated maturity date at the office of the trustee, paying agent, and security registrar for the Notes or at such other office as the Company may designate.

Type of Note:	Fixed rate note

Listing:	The Company intends to list the Notes on The Nasdaq Global Select Market within 30 days of the original issue date under the trading symbol “PNNTG”.

Stated Maturity Date:	October 15, 2024

Interest Rate:	5.50% per year

Underwriting Discount:	3.00% (or $2,250,000 total assuming the over-allotment option is not exercised)

Net Proceeds to the Issuer, before Expenses:	97.00% (or $72,750,000 total assuming the over-allotment option is not exercised)

Day Count Basis:	360-day year of twelve 30-day months

Trade Date:	September 24, 2019

Settlement Date:	September 27, 2019 (T+3)***

Date Interest Starts Accruing:	September 27, 2019

Interest Payment Dates:	Every January 15, April 15, July 15 and October 15, commencing January 15, 2020. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Interest Periods:	The initial interest period will be the period from and including September 27, 2019, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

Specified Currency:	U.S. Dollars

Denominations:	The Company will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof.

Business Day:	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York or another place of payment are authorized or obligated by law or executive order to close.

Optional Redemption:	The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after October 15, 2021, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to but not including the date fixed for redemption.

CUSIP / ISIN:	708062 401 / US7080624015

Use of Proceeds:	The Company intends to use the net proceeds from this offering to reduce outstanding obligations under its Credit Facilities and/or SBA debentures, to invest in new or existing portfolio companies or for other general corporate or strategic purposes.

Joint Book-Running Managers:	Keefe, Bruyette & Woods, Inc. and Morgan Stanley & Co. LLC

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC, Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., Maxim Group LLC

Trustee, Paying Agent, and Security Registrar:	American Stock Transfer & Trust Company, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

Variable price reoffer. The underwriters propose to offer the Notes for sale, from time to time, in one or more negotiated transactions, at prices that may be different than par. These sales may occur at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices negotiated by the joint book-running managers or with approval from the joint book-running managers.

***

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing or the next two succeeding business days should consult their own advisor.

This pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and the pricing press release are not offers to sell or the solicitation of offers to buy, nor will there be any sale of the Notes referred to in this press release, in any jurisdiction where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

A shelf registration statement relating to these securities is on file with and has been declared effective by the U.S. Securities and Exchange Commission. The offering may be made only by means of a prospectus and a related preliminary prospectus supplement, copies of which may be obtained, when available, from Keefe, Bruyette & Woods, Inc., Attn: Debt Capital Markets, 787 7th Avenue, 4th Floor, New York, NY 10019, (telephone number: 1-800-966-1559) and Morgan Stanley & Co. LLC, 180 Varick Street, New York, NY 10014, Attention: Prospectus Department (telephone number: 1-866-718-1649, email: prospectus@morganstanley.com). Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Company before investing. The preliminary prospectus supplement and accompanying prospectus contain this and other information about the Company and should be read carefully before investing.

Exhibit A

Form of Certificate Required by Section 6(g)

1.	I have reviewed the Registration Statement, the Pricing Prospectus and the Prospectus.

2.

The representations and warranties of each of the Company, the Adviser and the Administrator as set forth in the Underwriting Agreement are true and correct as of the [time of purchase][applicable additional time of purchase].

3.

Each of the Company, the Adviser and the Administrator has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the [time of purchase][applicable additional time of purchase].

4.	The conditions set forth in paragraphs (e) and (f) of Section 6 of the Underwriting Agreement have been met.

5.

The financial statements and other financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present in all material respects the financial condition of the Company as of the date presented in the Registration Statement, the Pricing Prospectus and the Prospectus, as appropriate.